                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         The undersigned hereby consents to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-8
(Amending Registration Statement Nos. 333-30055, 333-35352, 333-88780 and
333-106438) of St. Mary Land & Exploration Company of information contained in our reserve reports as of January 1, 2002, 2003 and 2004 setting forth estimates of revenues from St. Mary Land & Exploration Company's oil and gas reserves.

                            /S/ RYDER SCOTT COMPANY, L.P.
                            -------------------------------
                            Ryder Scott Company, L.P.

Denver, Colorado
June 28, 2004